As filed with the Securities and Exchange Commission on August 31, 1999
                                                    Registration No. 333-
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            -----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                            -----------------------

                                   BUNZL PLC
              (Exact name of issuer as specified in its charter)


            United Kingdom                                      N/A
     (State or other jurisdiction                         (I.R.S. Employer
   of incorporation or organization)                    Identification No.)

                                110 PARK STREET
                                LONDON W1Y 3RB
                                    ENGLAND
                              011-44-171-495-4950
                   (Address of principal executive offices)

                            -----------------------

                 BUNZL PLC 1994 EXECUTIVE SHARE OPTION SCHEME
                           (Full title of the plan)

                            -----------------------

                             Paul N. Hussey, Esq.
                   Company Secretary and Group Legal Adviser
                                   Bunzl plc
                                110 Park Street
                                London W1Y 3RB
                                    England
                              011-44-171-495-4950
                    (Name and address of agent for service)

                            -----------------------

                                  Copies to:
                            Keith L. Kearney, Esq.
                             Davis Polk &Wardwell
                              1 Frederick's Place
                                London EC2R 8AB
                                    England
                              011-44-171-418-1300

                            -----------------------



                                             CALCULATION OF REGISTRATION FEE
===============================================================================================================
                                                                 Proposed
                                                                 Maximum
                                                                Offering          Proposed
                                               Amount             Price           Maximum           Amount of
         Title Of Securities                   to be          Per Ordinary   Aggregate Offering    Registration
           to be Registered                  Registered         Share(1)          Price(1)             Fee
----------------------------------------------------------------------------------------------------------------

Ordinary shares of 25 pence each......       14,000,000          $5.0911        $66,191,693         $18,401.29
                                          ordinary shares
================================================================================================================

(
1) As of the date hereof, options to purchase 3,797,000 shares were outstanding under the Bunzl PLC 1994 Executive Share Option Scheme (the "Plan") at an aggregate purchase price of $14,247,200, translated into US Dollars at the noon buying rate in New York City (the "Noon Buying Rate") on August 27, 1999. The registration fee for the foregoing shares is based upon the exercise price. Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, the registration fee for the remaining 10,203,000 shares available under the Plan is based upon the average of the high and low prices of the securities being registered hereby on the London Stock Exchange limited on August 27, 1999 and translated into US Dollars at the Noon Buying Rate on August 27 , 1999.

           This Registration Statement Includes a Total of 13 Pages.
                           Exhibit Index on Page 10.
===============================================================================

                                    PART I

     The following documents listed under this Part I and the documents incorporated by reference under Item 3 of Part II to this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "1933 Act"), and are incorporated herein by reference.

ITEM 1.  PLAN INFORMATION

     This information required to be provided to participants pursuant to this
Item is set forth in the Prospectus for the Bunzl plc 1994 Executive Share Option Scheme, consisting of the Bunzl plc 1994 Executive Share Option Scheme Explanatory Notes for US Participants dated August 31, 1999, together with the Bunzl plc 1994 Executive Share Option Scheme, each attached to the Prospectus as respective Exhibits A thereto.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     The written statement required to be provided to participants pursuant to this Item is set forth in the Prospectus referenced in Item 1 above.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Bunzl plc (the "Registrant") hereby files this Registration Statement with the Securities and Exchange Commission (the "Commission") on Form S-8 to register 14 million ordinary shares of 25 pence each, for issuance pursuant to the Bunzl plc 1994 Executive Share Option Scheme (the "Plan") and such indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions pursuant to the Plan.

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission pursuant to the Securities and Exchange Act of 1934, as amended (the "1934 Act"), are incorporated by reference herein:

      (1) The Registrant's Registration Statement on Form 20-F for the fiscal year ended December 31, 1998.

      (2) All other reports filed with the Commission by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the 1934 Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold.

     Any statement contained herein or made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable, see Item 3(1) above.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article 162 of the Registrant's Articles of Association provides, in relevant part:

     "Subject to the provisions of the Companies Act, the Company may indemnify any Director or other officer against any liability and may purchase and maintain for any Director or other officer or Auditor insurance against any liability. Subject to those provisions but without prejudice to any indemnity to which a Director may otherwise be entitled, every Director or other officer of the Company shall be indemnified, and if the Board so determines an Auditor may be indemnified, out of the assets of the Company against any liability incurred by him as a Director or other officer of the Company, or as Auditor, in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company."

     The relevant provision of the Companies Act 1985 is Section 310 which provides:

     "310.- (1) This section applies to any provision, whether contained in a company's articles or in any contract with the company or otherwise, for exempting any officer of the company or any person (whether an officer or not) employed by the company as auditor from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company.

     (2) Except as provided by the following subsection, any such provision is void.

     (3) This section does not prevent a company:

          (a) from purchasing and maintaining for any such officer or auditor insurance against any such liability, or

          (b) from indemnifying any such officer or auditor against any liability incurred by him:

               (i) in defending any proceedings (whether civil or criminal) in which judgment is given in his favour or he is acquitted, or

               (ii) in connection with any application under section 144(3) or
                    (4) (acquisition of shares by innocent nominee) or section 727 (general power to grant relief in case of honest and reasonable conduct) in which relief is granted to him by the court."

     Section 727 of the Companies Act 1985 provides:

     "727 - (1) If in any proceedings for negligence, default, breach of duty or breach of trust against an officer of a company or a person employed by a company as auditor (whether he is or is not an officer of the company) it appears to the court hearing the case that that officer or person is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from his liability on such terms as it thinks fit.

     (2) If any such officer or person as above-mentioned has reason to apprehend that any claim will or might be made against him in respect of any negligence, default, breach of duty or breach of trust, he may apply to the court for relief; and the court on the application has the same power to relieve him under this section as it would have had if it had been a court before which proceedings against that person for negligence, default, breach of duty or breach of trust had been brought.

     (3) Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant or defender ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case in whole or in part from the jury and forthwith direct judgment to be entered for the defendant or defender on such terms as to costs or otherwise as the judge may think proper."

     The Registrant maintains for the benefit of its directors and officers insurance against any liability incurred by them in carrying out their duties as directors and/or officers of the Registrant.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.  EXHIBITS

     See index to Exhibits on page 10.

ITEM 9. UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
          Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement;

          (2) That for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.


                                    EXPERTS

     The financial statements incorporated in this Form S-8 by reference to the Registration Statement on Form 20-F of Bunzl plc, as of December 31, 1998 and 1997 and for each of the years in the three year period ended December 31, 1998 have been so incorporated in reliance on the report of KPMG Audit Plc, independent accountants, given on the authority of said firm as experts in auditing and accounting.


                                 LEGAL MATTERS

     The validity of the ordinary shares offered hereunder has been passed upon by Slaughter and May, London, England.

                                  SIGNATURES

     THE REGISTRANT, PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF LONDON, ENGLAND, ON THIS 25 DAY OF AUGUST, 1999.


                                           BUNZL PLC


                                           By /s/ A.J. Habgood
                                              ---------------------------------
                                              Name: A.J. Habgood
                                              Title: Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW, CONSTITUTES AND APPOINTS D.M. WILLIAMS AND P.N. HUSSEY AND EACH OF THEM, OUR TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, TO DO ANY AND ALL ACTS AND THINGS AND EXECUTE, IN THE NAME OF THE UNDERSIGNED, ANY AND ALL INSTRUMENTS WHICH SAID ATTORNEYS-IN-FACT AND AGENTS MAY DEEM NECESSARY OR ADVISABLE IN ORDER TO ENABLE BUNZL PLC TO COMPLY WITH THE SECURITIES ACT OF 1933 AND ANY REQUIREMENTS OF THE SECURITIES AND EXCHANGE COMMISSION IN RESPECT THEREOF, IN CONNECTION WITH THE FILING WITH THE SECURITIES AND EXCHANGE COMMISSION OF THE REGISTRATION STATEMENT ON FORM S-8 UNDER THE SECURITIES ACT OF 1933, INCLUDING SPECIFICALLY BUT WITHOUT LIMITATION, POWER AND AUTHORITY TO SIGN THE NAME OF THE UNDERSIGNED TO SUCH REGISTRATION STATEMENT, AND ANY AMENDMENTS TO SUCH REGISTRATION STATEMENT (INCLUDING POST-EFFECTIVE AMENDMENTS), AND TO FILE THE SAME WITH ALL EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, TO SIGN ANY AND ALL APPLICATIONS, REGISTRATION STATEMENTS, NOTICES OR OTHER DOCUMENTS NECESSARY OR ADVISABLE TO COMPLY WITH APPLICABLE STATE SECURITIES LAWS, AND TO FILE THE SAME, TOGETHER WITH OTHER DOCUMENTS IN CONNECTION THEREWITH WITH THE APPROPRIATE STATE SECURITIES AUTHORITIES, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND TO PERFORM EACH AND EVERY ACT AND THING REQUISITE OR NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY AND TO ALL INTENTS AND PURPOSES AS THE UNDERSIGNED MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS, AND ANY OF THEM, OR THEIR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.





SIGNATURE            TITLE                                      DATE
---------            -----                                      ----
/S/ A.J. Habgood
------------------   Chief Executive Officer (Principal         August 25, 1999
A.J. Habgood         Executive Officer); Chairman of the
                     Board


/s/ D.M. Williams
------------------   Finance Director (Principal Financial      August 25, 1999
D.M. Williams        Officer and Principal Accounting Officer)

A.P. Dyer
------------------   Deputy Chairman and Non executive          August-25,-1999
A.P. Dyer            Director




/s/ L.C. McQuade
------------------   Non executive Director                     August-25,-1999
L.C. McQuade


/s/ O.H.J. Stocken
------------------   Non executive Director                     August-25,-1999
O.H.J. Stocken


/s/ P.G. Lorenzini
------------------   Non executive Director                     August-25,-1999
P.G. Lorenzini


/s/  D.M. Williams
------------------   Authorized U.S. Representative             August-25,-1999
Bunzl USA Holdings
By:  D.M. Williams
     Director

                               INDEX TO EXHIBITS



Exhibit                                                           Sequentially
Number    Exhibit                                                 Numbered Page
-------   -------                                                 -------------

  4.0     Memorandum and Articles of Association of the Registrant.      *
          (Incorporated herein by reference to Exhibit 1 to the Registrant's 1934 Act Registration Statement on
          Form 20-F, File No. I-14868 ).*

  5.0     Opinion of Slaughter and May.                                 (11)

 23.0     Consent of Independent Public Accountants - KPMG Audit Plc.   (13)

 23.0     Consent of Slaughter and May (included in the opinion         (11)
          filed as Exhibit  5.01).

 24.0     Powers of Attorney (included on the signature page of          (8)
          this registration  statement).

 99.0     Form of Bunzl plc 1994 Executive Share Option Scheme.      Exhibit A
-------------------
* Incorporated by reference.